                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             The Good Guys, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             The Good Guys, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement No.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                              THE GOOD GUYS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 24, 1996

     The Annual Meeting of Shareholders of The Good Guys, Inc. will be held at the A.P. Giannini Auditorium, Bank of America Building, located at 555 California Street, San Francisco, California on Wednesday, January 24, 1996, at 10:30 A.M., for the following purposes:

     1. To elect Directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To ratify the selection of Deloitte & Touche LLP as independent certified public accountants for the Company.

     3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on December 13, 1995 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS

                                          Robert A. Gunst
                                          ROBERT A. GUNST
                                          President and Chief Executive Officer

San Francisco, California
December 21, 1995

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING, AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                              THE GOOD GUYS, INC.
                             7000 MARINA BOULEVARD
                        BRISBANE, CALIFORNIA 94005-1840

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of The Good Guys, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the A.P. Giannini Auditorium, Bank of America Building, located at 555 California Street, San Francisco, California, on Wednesday, January 24, 1996, at 10:30 A.M.

     Any proxy given may be revoked by a shareholder at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies which are received prior to the meeting will be voted in accordance with the specifications on the proxy. If no specification is made with regard to a proposal set forth in the proxy, the shares will be voted in favor of the proposal.

     A copy of the Annual Report of the Company for its fiscal year ended September 30, 1995 is being mailed to shareholders with this proxy statement. The approximate date on which this proxy statement and the accompanying proxy are being sent to shareholders is December 21, 1995.

                                     VOTING

     Only shareholders of record on December 13, 1995 (the "Record Date"), will be entitled to notice of and to vote at the meeting. At the close of business on the Record Date, the Company had 13,581,416 shares of Common Stock outstanding. Each holder of record of Common Stock on the Record Date is entitled to one vote per share on each matter to be considered at the Annual Meeting of Shareholders. A majority of all shares represented in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against a matter presented at the meeting. Brokers who hold shares in street name for customers have the authority to vote on certain matters; with respect to any other matters, shares as to which brokers have not received discretionary voting authority from their customers are considered as shares not entitled to vote with respect to such matters, but are counted toward the establishment of a quorum.

                             ELECTION OF DIRECTORS

     Directors are elected to hold office until the next annual shareholders' meeting or until their successors have been elected. Unless otherwise instructed by the shareholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the meeting, the proxy may be voted for a substitute nominee chosen by management.

     All of the nominees are presently directors of the Company and no nominee has any family relationship with any other nominee or executive officer. The beneficial ownership of the Company's stock by the nominees is set forth under "Certain Shareholders."

     The following table and biographical summaries set forth the names and ages of the nominees, their principal occupations at present, the positions and offices held by each of them with the Company in addition to the position as director, and the period during which each of them has served as a director of the Company.

                                                                                  DIRECTOR
                                                                                CONTINUOUSLY
                                                                        AGE        SINCE
            NOMINEE                                                     ---     ------------
            -------
    Ronald A. Unkefer.................................................  51          1976
    Stanley R. Baker(1)...............................................  51          1976
    Robert A. Gunst...................................................  47          1986
    Russell M. Solomon(1)(2)..........................................  70          1986
    W. Howard Lester(1)(2)............................................  60          1990
    John E. Martin(1)(2)..............................................  50          1990

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     Ronald A. Unkefer founded the Company's business in 1973, has been the Chairman of the Board of the Company since it was incorporated in 1976, and was its Chief Executive Officer until his resignation from that position in January 1993. Mr. Unkefer is also President of First Broadcasting Company, which is a San Francisco Bay area communications company.

     Stanley R. Baker has been a director of the Company since its incorporation in 1976 and was Secretary of the Company from 1976 until his resignation as an employee of the Company in August 1991. Mr. Baker became Vice President, Video Merchandising in 1986, and Vice President, Co-Head of Merchandising in 1990. From August 1991 to the present Mr. Baker has been a private investor.

     Robert A. Gunst became the President and Chief Operating Officer of the Company in May 1990 and its Chief Executive Officer in January 1993.

     Russell M. Solomon is the founder and President of MTS Incorporated (dba Tower Records).

     W. Howard Lester has been Chairman and Chief Executive Officer of Williams-Sonoma, Inc., a publicly-held specialty retailer, since 1987. Mr. Lester is also a director of Conner Peripherals, Inc.

     John E. Martin has been Chief Executive Officer of Taco Bell, a wholly-owned subsidiary of PepsiCo, since 1983 and became Chairman in June 1994. Mr. Martin is also a director of Williams-Sonoma, Inc.

     The Board of Directors has established an Audit Committee and a Compensation Committee, but has not established a Nominating Committee. The Audit Committee met two times during fiscal 1995. Responsibilities of the Audit Committee include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and
(3) maintaining good communications among the Committee, the Company's independent auditors and the Company's management on accounting matters. The Compensation Committee met two times during fiscal 1995. The function of the Compensation Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits.

     The total number of meetings of the Board of Directors during fiscal 1995 was four. Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the year and (2) the total number of meetings of all committees of the Board on which he served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for their service as directors. During the fiscal year ended September 30, 1995, directors who were not employees of the Company were compensated at the rate of $16,000 per year, plus $2,000 per day for each meeting of the Board of Directors attended. No additional compensation is paid to directors for their attendance at meetings of Board committees. Directors are reimbursed for expenses incurred in attending meetings. Mr. Unkefer is serving as an employee of the Company at a salary of $75,000 per year. Under the Company's 1985 Stock Option Plan, each person who is not an employee of the Company, upon becoming a member of the Board of Directors for the first time, is awarded a non-qualified option to purchase 5,000 shares of Common Stock of the Company, and immediately after the completion of each annual meeting of the shareholders of the Company, each non-employee member of the Board is awarded a non-qualified option to purchase 1,000 shares of Common Stock. Such options have an exercise price per share equal to the fair market value of the shares of Common Stock on the date of award, and vest in four equal annual installments from the date of grant. Under this provision, each of Messrs. Baker, Lester, Martin and Solomon was granted an option to purchase 1,000 shares of Company Common Stock at an exercise price of $12.625 per share on January 25, 1995. The 1985 Stock Option Plan expired in September 1995 and a similar provision is included in the 1994 Stock Incentive Plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows specific compensation information, for the fiscal years ending September 30, 1995, 1994 and 1993, for the Company's Chief Executive Officer and the next four most highly compensated executive officers as of September 30, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                            ANNUAL COMPENSATION                     AWARDS
                                              -----------------------------------------------    -------------
                                                                               OTHER ANNUAL      STOCK OPTIONS
        NAME AND PRINCIPAL POSITION           YEAR     SALARY      BONUS      COMPENSATION(1)      (NUMBER)
--------------------------------------------  ----    --------    --------    ---------------    -------------
Robert A. Gunst.............................  1995    $450,000    $ 80,000        $18,240            50,000
  President and                               1994     425,000     318,750         19,544            50,000
  Chief Executive Officer                     1993     381,000           0         18,343            39,500
Thomas A. Hannah............................  1995    $225,000    $ 32,000        $11,890            20,000
  Senior Vice President,                      1994     205,000     150,000         48,190            20,000
  Operations(2)                               1993      60,000      20,000         34,638            15,000
Robert E. Baird.............................  1995    $205,000    $ 30,000        $14,567            18,000
  Senior Vice President,                      1994     104,000      85,000          7,163            10,000
  Marketing and Merchandising(3)              1993           0           0              0                 0
William C. Curley...........................  1995    $200,000    $ 23,000        $23,397            15,000
  Vice President,                             1994     190,000     114,000         22,484            15,000
  MIS and Operations                          1993     180,000           0         20,811             9,000
Gregory L. Steele...........................  1995    $160,000    $ 38,750        $ 9,746            10,000
  Vice President,                             1994     150,000     115,000          8,529            10,000
  Real Estate                                 1993     136,000      12,000         10,521             6,000

---------------
(1) Consists of perquisites and other personal benefits, including long term disability insurance premiums paid by the Company.

(2) Mr. Hannah became an employee of the Company in June 1993. Other annual compensation for Mr. Hannah includes $34,942 and $29,952 in fiscal years 1994 and 1993, respectively, for payments made in consideration of his becoming an employee of the Company.

(3) Mr. Baird became an employee of the Company in February 1994.

                              STOCK OPTION TABLES

     The following table shows information concerning stock options granted to the individuals named in the Summary Compensation Table above during the fiscal year ended September 30, 1995.

                          OPTION GRANTS IN FISCAL 1995

                                                                                           POTENTIAL
                                                INDIVIDUAL GRANTS                       REALIZABLE VALUE
                                --------------------------------------------------         AT ASSUMED
                                              % OF TOTAL                                    RATES OF
                                               OPTIONS                                    STOCK PRICE
                                NUMBER OF     GRANTED TO                                  APPRECIATION
                                SECURITIES    EMPLOYEES                                    FOR OPTION
                                UNDERLYING        IN        EXERCISE                       TERM(2)(3)
                                 OPTIONS        FISCAL       PRICE      EXPIRATION    --------------------
             NAME               GRANTED(1)       YEAR        ($/SH)        DATE          5%         10%
------------------------------  ----------    ----------    --------    ----------    --------    --------
Robert A. Gunst...............    50,000         14.78%      $12.00       11/14/04    $377,337    $956,245
Thomas A. Hannah..............    20,000          5.91%      $12.00       11/14/04    $150,935    $382,498
Robert E. Baird...............    18,000          5.32%      $12.00       11/14/04    $135,841    $344,248
William C. Curley.............    15,000          4.43%      $12.00       11/14/04    $113,201    $286,874
Gregory L. Steele.............    10,000          2.95%      $12.00       11/14/04    $ 75,467    $191,249

---------------
(1) All of such options were granted pursuant to the 1985 Stock Option Plan. The options are non-qualified stock options that were granted at 100% of the fair market value of the Common Stock on the date of grant. The options expire ten years from the date of grant, unless otherwise earlier terminated upon the occurrence of certain events related to termination of employment. The options vest 25% per year on each of the first four anniversaries of the option grant date. Additional vesting of the right to exercise the options ceases when the optionee's employment terminates.

(2) The 5% and the 10% assumed rates of appreciation applied to the option exercise price over the ten-year option term are prescribed by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of Common Stock. If the Company's Common Stock does not appreciate relative to the exercise price, the named executive officers will receive no benefit from the options.

(3) At assumed annual rates of appreciation of 5% and 10%, the aggregate potential realizable increase in value for shares held by all stockholders as of September 30, 1995 for the ten-year period from November 14, 1994 to November 14, 2004 would be $102,495,354 and $259,743,352.

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the individuals named in the Summary Compensation Table above as of September 30, 1995 and the value of unexercised options as of that date.

                 AGGREGATE OPTIONS EXERCISED(1) IN FISCAL 1995
                      AND SEPTEMBER 30, 1995 OPTION VALUES

                                                                                        VALUE(2) OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                             SHARES                        OPTIONS AT 9/30/95                   9/30/95
                            ACQUIRED       VALUE      ----------------------------    ----------------------------
          NAME             ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------  -----------    --------    -----------    -------------    -----------    -------------
Robert A. Gunst..........         --            --      236,750         114,750        $ 659,281        $ 2,031
Thomas A. Hannah.........         --            --       12,500          42,500        $   2,812        $ 2,812
Robert E. Baird..........         --            --        2,500          25,500               --             --
William C. Curley........         --            --       30,875          32,125        $  58,375        $   562
Gregory L. Steele........         --            --       17,255          21,625        $  42,571        $   375

---------------
(1) No options were exercised by any of the named executive officers during fiscal 1995.

(2) The value of unexercised options is calculated by multiplying the number of options outstanding by the difference between the option exercise price and the September 30, 1995 closing price of $11.375 per share of the Company's Common Stock as reported on the Nasdaq National Market. Options with an exercise price in excess of the September 30, 1995 closing price were not included in this calculation.

                             EMPLOYMENT AGREEMENTS

     Robert A. Gunst is employed at will by the Company at a minimum annual salary of $275,000 per year (his present salary being at the rate of $475,000 per year). The Company may terminate Mr. Gunst's employment at any time with or without cause, provided that if the termination is without cause, Mr. Gunst would be entitled to the payment of an amount equal to his then-current annual base salary plus a pro-rated bonus amount.

     On June 1, 1993 the Company entered into an employment agreement with Thomas A. Hannah, Senior Vice President, Operations, under which he will receive an annual salary of not less than $195,000. In the event the Company terminates Mr. Hannah's employment without cause, the Company will continue to pay Mr. Hannah's base salary for 12 months.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of outside directors, none of whom is or was an officer or employee of the Company or any of its subsidiaries. The Committee is responsible for establishing the Company's policies and administering the Company's programs governing stock incentive plans and executive compensation, including annual salaries, bonuses (if any), and awards under stock and long-term cash incentive plans.

     The Committee has engaged a nationally recognized compensation and benefits consulting firm to assist the Committee and the Company in reviewing the compensation program of the Company's executive officers.

     The objectives of the Company's executive compensation program are to provide the following:

     -- Overall compensation opportunities that are competitive within the Company's executive labor markets and that enable the Company to attract and retain highly talented, experienced executives capable of furthering the Company's objectives;

     -- Annual cash incentive compensation tied primarily to the overall financial performance of the Company, but also recognizing business unit and individual performance as appropriate; and

     -- Long term incentives which directly align the financial interests of management with those of the shareholders and which provide an incentive to remain in the Company's employ.

To achieve compensation opportunities that are competitive, the Company focuses on compensation survey data for retailers of comparable size. Although not determinative, the Company takes into consideration 75th percentile competitive executive pay levels and average annual percentage increases in executive compensation granted by comparable companies.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various other common benefits.

BASE SALARY

     Base salary levels for the Company's executive officers are competitively set relative to companies in the Company's industry and other comparable companies. In determining salaries, the Committee also takes into account the Company's financial performance and the executive's demonstrated skill, experience and performance.

ANNUAL INCENTIVE COMPENSATION

     The Company's system of annual cash incentive compensation for its executive officers takes the form of cash bonuses that are determined by overall Company performance as measured by earnings per share in relation to budgeted earnings per share, and, where appropriate, individual performance. The target bonus for an executive officer (other than the Chief Executive Officer) determined by earnings per share is multiplied by a percentage, ranging from zero to 125%, that can be adjusted by the Chief Executive Officer based on his assessment of the officer's job performance. For officers with responsibility for sales, merchandising, real estate and store operations, a portion of their annual bonus is directly tied to the achievement of specific financial or other goals developed at the beginning of the year. No bonuses are paid under the Company's plans in the event the Company does not achieve at least 75% of its budgeted earnings per share, which was the case in fiscal 1993. The Chairman of the Board is not eligible for bonus payments under the Company's plans.

STOCK OPTION PROGRAM

     The stock option program is the Company's principal long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock. The Committee attempts to grant options sufficient to deliver competitive gains assuming the Company's stock price performance is competitive, but the Committee also considers the dilutive impact of options granted.

     Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten-year terms and vest ratably over a four-year period.

BENEFITS

     The Company provides benefits to the executive officers that are generally available to Company employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

     After reviewing Mr. Gunst's and the Company's performance during fiscal 1994 and the other factors discussed above relative to determining salaries, it was concluded that Gunst's salary should be raised from the annual rate of $425,000 to the annual rate of $450,000 for fiscal 1995. In addition, after reviewing the option grants to Mr. Gunst in the past and his present stockholdings, Mr. Gunst was granted an option to acquire 50,000 shares of Common Stock of the Company, exercisable at a price equal to the fair market value of the Company's stock on the date of grant. The Committee expects to grant Mr. Gunst additional stock options in the future, so that a portion of his annual compensation each year will consist of new stock options.

     The Committee has reviewed the total compensation of all executive officers in fiscal 1995 and has concluded that their compensation is reasonable and consistent with the Company's compensation philosophy and industry practice.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the amount of compensation a corporation may deduct as a business expense. Section 162(m) generally disallows deductions for compensation in excess of $1 million to a company's Chief Executive Officer or to any of its four other most highly compensated executive officers. Compensation that is "performance-based" is not subject to that limit if certain requirements are met. The Committee does not contemplate that there will be any nondeductible compensation for 1995 or for 1996 for any of the five executive positions in question.

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          W. Howard Lester
                                          John E. Martin
                                          Russell M. Solomon

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market (US) Index and the Nasdaq -- Retail Trade Index, each of which assumes reinvestment of dividends.

                                   the good          Nasdaq
      Measurement Period         guys! Common     Retail Trade      Nasdaq (US)
    (Fiscal Year Covered)            Stock           Index           Index
1990                                  100             100             100
1991                                  357             181             157
1992                                  109             182             176
1993                                  138             206             231
1994                                  152             203             233
1995                                  140             223             321

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 1995, the Company opened WOW!, MULTIMEDIA SUPERSTORE, in Las Vegas, Nevada. This 62,000 square foot store is jointly operated with Tower Records under an Operating Agreement between the Company and Tower Records. The Company and Tower Records have separate leases for their space in this store, and the Operating Agreement governs the joint operation of the store. The Company and Tower Records share equally certain expenses in connection with operation of this store, but do not share any profits on their respective sales. Russell M. Solomon, President of MTS Incorporated (dba Tower Records), is a member of the Company's Board of Directors.

                     RATIFICATION OF SELECTION OF AUDITORS

     Touche Ross & Co. commenced service as the independent certified public accountants for the Company in 1984. Deloitte, Haskins & Sells and Touche Ross & Co. merged, effective December 3, 1989. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     This matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of independent public accountants by the affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting. Management has not determined what action it will take in the event the shareholders do not ratify the selection of independent public accountants.

                              CERTAIN SHAREHOLDERS

     The following table sets forth information as of December 13, 1995, unless otherwise noted, regarding securities ownership by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) the directors and nominees individually, and (iv) all executive officers and directors as a group.

                                                                               COMMON STOCK
                                                                           BENEFICIALLY OWNED(1)
                                                                           ---------------------
                              NAME                                          NUMBER       PERCENT
                              ----                                         ---------     -------
First Pacific Advisors(2)................................................  1,230,000       9.1%
  11400 Olympic Blvd., Suite 1200
  Los Angeles, CA 90064
Fidelity Management & Research Company(2)................................  1,218,000       9.0%
  82 Devonshire Street
  Boston, MA 02109
Farmers Group(2).........................................................    700,000       5.2%
  4680 Wilshire Boulevard
  Los Angeles, CA 90010
Texas Teacher Retirement System(2).......................................    700,000       5.2%
  1000 Red River Street
  Austin, TX 78701
Robert A. Gunst(3)(4)....................................................    369,060       2.7%
Stanely R. Baker(5)......................................................    156,750       1.2%
Ronald A. Unkefer(6).....................................................    139,509       1.0%
John E. Martin(7)........................................................     72,500         *
William C. Curley(8).....................................................     47,242         *
Gregory L. Steele(9).....................................................     34,759         *
Thomas A. Hannah(10).....................................................     28,837         *
Robert E. Baird(11)......................................................     24,609         *
W. Howard Lester(12).....................................................     24,500         *
Russell M. Solomon(13)...................................................     12,500         *
All executive officers and directors as a group (14 persons)(14).........  1,021,784       7.2%

---------------
 *   Represents less than 1% of the outstanding shares.

 (1) The stockholders named in the table have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

 (2) As of June 30, 1995.

 (3) Messrs. Gunst and Hannah are members of the administrative committees for The Good Guys! Profit-Sharing Plan, the trustee of which currently holds 429,121 shares on behalf of plan participants, and The Good Guys! Deferred Pay Plan, the trustee which currently holds 80,911 shares on behalf of plan participants.

 (4) Includes 1,052 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Gunst's account, as to which Mr. Gunst has sole voting power, 13,956 shares held by the trustee of The Good Guys! Deferred Pay Plan and allocated to Mr. Gunst's individual account, as to which Mr. Gunst has sole voting power; 4,000 shares held as custodian for Mr. Gunst's children, and 277,375 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

 (5) Includes 22,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

 (6) Includes 134 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Unkefer's account, as to which Mr. Unkefer has sole voting power; and 139,375 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

 (7) Includes 12,500 shares issuable upon exercise of outstanding stock options that are exercisable with 60 days.

 (8) Includes 691 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Curley's account, as to which Mr. Curley has sole voting power; and 42,000 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

 (9) Includes 25 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Steele's account, as to which Mr. Steele has sole voting power; and 24,880 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(10) Includes 337 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Hannah's account, as to which Mr. Hannah has sole voting power; and 22,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(11) Includes 131 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to Mr. Baird's account, as to which Mr. Baird has sole voting power; and 7,000 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(12) Includes 12,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(13) Includes 12,500 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

(14) Includes 10,095 shares held by the trustee of The Good Guys! Profit-Sharing Plan and allocated to the individual accounts of members of the group, as to which individuals have sole voting power; 14,773 shares held by the trustee of The Good Guys! Deferred Pay Plan and allocated to the individuals accounts of such members, as to which such individuals have sole voting power; and 649,730 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days.

                           PROPOSALS BY SHAREHOLDERS

     Proposals by shareholders of the Company intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting by August 25, 1996.

                            EXPENSES OF SOLICITATION

     The expense of preparing, assembling, printing and mailing the forms of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or personal interview, the cost of which will be borne by the Company. Arrangements will also be made for the forwarding of soliciting material by nominees, custodians and fiduciaries to their principals.

                                 OTHER MATTERS

     Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented, the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

                                          BY THE BOARD OF DIRECTORS

                                          Robert A. Gunst
                                          ROBERT A. GUNST
                                          President and Chief Executive Officer
San Francisco, California
December 21, 1995

[RECYCLE LOGO]

                              THE GOOD GUYS, INC.
                             DIRECTION TO TRUSTEES,
                      THE GOOD GUYS! PROFIT-SHARING PLAN
                      AND THE GOOD GUYS! DEFERRED PAY PLAN

TO:  TRUSTEE, THE GOOD GUYS! PROFIT-SHARING PLAN
     TRUSTEE, THE GOOD GUYS! DEFERRED PAY PLAN

I direct you as Trustee of The Good Guys! Profit-Sharing Plan and Trustee of The Good Guys! Deferred Pay Plan, respectively, to vote as I have indicated on the other side of this card. You will vote my shares of the Common Stock of The Good Guys, Inc. credited to my account under the Plan(s) at the Annual Meeting of Shareholders of The Good Guys, Inc. to be held at A.P. Giannini Auditorium, Bank of America Building, located at 555 California Street, San Francisco, California 94104 on Wednesday, January 24, 1996, at 10:30 A.M., and at any adjournment thereof.

                PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD

            (Please fill in the appropriate boxes on the other side)


-------------------------------------------------------------------------------

                                                            Please mark
                                                        /X/  your votes
                                                              as this


1.      ELECTION OF DIRECTORS                              FOR     WITHHOLD
        Nominees: Ronald A. Unkefer, Stanley R. Baker,             FOR ALL
        Robert A. Gunst, Russell M. Solomon,               / /       / /
        W. Howard Lester, John E. Martin.

        WITHHELD FOR: To withhold authority for any individual nominee, cross out the nominee's name in the list above.


2.      APPROVAL OF AUDITORS                               FOR  AGAINST  ABSTAIN
        To ratify the selection of Deloitte & Touche LLP
        as independent Certified Public Accountants for    / /    / /      / /
        the Company.


I have filled in the appropriate boxes on the card. In the absence of any instructions from me as to any item, shares credited to my account shall NOT be voted with respect to that item. I may revoke my instructions prior to the time you vote.

                                    Dated:
----------------------------------         ---------------------
Signature of Shareholder

Please date and sign exactly as your name appears above. If acting as beneficiary, trustee, guardian, etc., you should so indicate in signing. Date and promptly return this card in the envelope provided.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                     YOUR VOTE IS IMPORTANT TO THE COMPANY


                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

PROXY

                              THE GOOD GUYS, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Robert A. Gunst and Leslie S. Benson, and each of them, with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of The Good Guys, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of The Good Guys, Inc. to be held at A.P. Giannini Auditorium, Bank of America Building, located at 555 California Street, San Francisco, California 94014 on Wednesday, January 24, 1996, at 10:30 A.M., and at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

        The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

        COMMENTS OR ADDRESS CHANGE (PLEASE MARK COMMENT/ADDRESS CHANGE BOX ON REVERSE SIDE):

                 (Continued and to be signed on the other side)

-------------------------------------------------------------------------------

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR            Please mark
           ALL LISTED NOMINEES FOR DIRECTOR AND FOR ITEM 2.    /X/   your votes
                                                                      as this





1.      ELECTION OF DIRECTORS                              FOR     WITHHOLD
        Nominees: Ronald A. Unkefer, Stanley R. Baker,             FOR ALL
        Robert A. Gunst, Russell M. Solomon,               / /       / /
        W. Howard Lester, John E. Martin.

        WITHHELD FOR: To withhold authority for any individual nominee, cross out the nominee's name in the list above.


2.      APPROVAL OF AUDITORS                               FOR  AGAINST  ABSTAIN
        To ratify the selection of Deloitte & Touche LLP
        as independent Certified Public Accountants for    / /    / /      / /
        the Company.


Receipt is hereby acknowledged of The Good Guys, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement.


                                    Dated:
----------------------------------         ---------------------
Signature of Shareholder

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

I PLAN TO ATTEND THE MEETING / /


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                     YOUR VOTE IS IMPORTANT TO THE COMPANY


                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE